Exhibit 10.89

AGREEMENT

THIS AGREEMENT (“Agreement”) dated November __, 2008 is among Richard Berman (“Berman”) and National Investment Managers Inc., a Florida corporation (“NIM”).

WHEREAS, in October 2008, Berman, the Chairman of the Board of Directors of NIM, has requested that his annual fee payable to Berman for his services to be performed in 2009 in the amount of $54,000 (the “2009 Fee”) be prepaid;

WHEREAS, NIM has determined that the prepayment of the 2009 Fee does not violate Section 402 of the Sarbanes Oxley Act as the prepayment is not considered a personal loan requiring the repayment of such funds.

WHEREAS, NIM, in light of the fact that Berman has provided an exemplary level of service to NIM, paid the 2009 Fee in October 2008;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises contained herein, the parties agree as follows:

1.	The prepayment of the 2009 Fee to Berman by NIM is hereby authorized.

2.
In the event that Berman were to be terminated, resign or retire, or for any reason whatsoever, including a change of control in which Berman is terminated, Berman will not be required to repay the 2009 Fee.

3.
This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph above.

National Investment Managers Inc.

/s/ Richard Berman	By:	/s/ Steven Ross

Richard Berman	Name:	Steven Ross

	Title:	Chief Executive Officer and Director